UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2020

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park,Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Abbott held its Annual Meeting of Shareholders on April 24, 2020. The following is a summary of the matters voted on at that meeting.

(1)	The shareholders elected Abbott’s entire Board of Directors. The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Alpern, M.D.	1,339,883,794	17,727,527	205,521,308
Roxanne S. Austin	1,288,595,809	69,015,512	205,521,308
Sally E. Blount, Ph.D.	1,353,893,667	3,717,654	205,521,308
Robert B. Ford	1,343,514,772	14,096,550	205,521,308
Michelle A. Kumbier	1,343,669,496	13,941,825	205,521,308
Edward M. Liddy	1,333,732,689	23,878,632	205,521,308
Darren W. McDew	1,352,315,607	5,295,714	205,521,308
Nancy McKinstry	1,067,064,716	290,546,605	205,521,308
Phebe N. Novakovic	1,341,182,943	16,428,379	205,521,308
William A. Osborn	1,323,132,704	34,478,618	205,521,308
Daniel J. Starks	1,340,794,056	16,817,265	205,521,308
John G. Stratton	1,353,108,028	4,503,294	205,521,308
Glenn F. Tilton	1,296,859,378	60,751,943	205,521,308
Miles D. White	1,321,600,922	36,010,399	205,521,308

(2)	The shareholders ratified the appointment of Ernst & Young LLP as Abbott’s auditors. The number of shares cast in favor of the ratification of Ernst & Young LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,550,970,892	9,518,284	2,643,453	0

(3)	The shareholders voted to approve the compensation of Abbott’s named executive officers listed in the proxy statement for the 2020 annual meeting, with 92.01 percent of the votes cast voting “For” the proposal. The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,249,119,989	100,298,672	8,192,660	205,521,308

(4)	The shareholders rejected a shareholder proposal that Abbott’s Board of Directors prepare a report, to be updated annually, disclosing Abbott’s lobbying policies, procedures, and expenditures, with 19.68 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
267,208,881	1,082,456,479	7,945,960	205,521,308

(5)	The shareholders rejected a shareholder proposal requesting that Abbott provide certain proxy disclosure regarding adjustments to GAAP financial performance metrics, with 30.76 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
417,543,155	931,644,755	8,423,410	205,521,308

(6)	The shareholders rejected a shareholder proposal requesting that any Board approved By-Law amendment be subject to a non-binding shareholder vote, with 2.38 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
32,263,098	1,317,026,280	8,321,942	205,521,308

(7)	The shareholders passed a shareholder proposal regarding simple majority vote, with 84.48 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,146,927,037	204,066,841	6,617,443	205,521,308

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 28, 2020	By:	/s/ Robert E. Funck, Jr.
Robert E. Funck, Jr.
Executive Vice President, Finance
and Chief Financial Officer